Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National HealthCare Corporation

Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-129461) and Forms S-8 (No. 333-61451 and 333-61459) of National HealthCare Corporation of our reports dated March 5, 2009, relating to the consolidated financial statements and financial statement schedule of National HealthCare Corporation, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Nashville, Tennessee

March 2, 2010